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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mattel, Inc. of our report dated February 2, 1998, which appears on page 55 of the 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


/s/ PriceWaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 24, 1999